WARRANT BOTH THESE SECURITIES AND THE SHARES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR ANY APPLICABLE STATE SECURITIES LAW (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT, THE STATE ACTS AND ANY OTHER APPLICABLE SECURITIES LAWS. NEWTEKONE, INC. WARRANT Warrant No. [•] Issuance Date: February 3, 2023 NewtekOne, Inc., a Maryland corporation (the “Company”), hereby certifies that, for value received, [•] (the “Original Holder,” and together with any assignee of this Warrant permitted in accordance with Section 10 below, the “Holder”), is entitled to purchase from the Company, at the price of $21.03468 per Share, subject to adjustment as contained herein, all or any part of [•] ([•]) fully paid and non-assessable shares (“Shares”) of voting common stock, par value $0.02 per share, of the Company (“Common Stock”), upon and subject to the following terms and conditions: 1. Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder (or if there is more than one Holder, a majority in interest of Holders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination,

2 then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Holder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Holder. The costs of conducting any Appraisal Procedure shall be shared equally by the Holder and the Company; provided that (i) if such Appraisal Procedure shall result in a determination that is 5% or more greater than the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company, (ii) if such Appraisal Procedure shall result in a determination that is 5% or more less than the Holder’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Holder and (iii) if both (i) and (ii) apply this proviso shall be disregarded. “Board” means the Board of Directors of the Company. “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Maryland generally are authorized or required by law or other governmental actions to close. “Company Securities” means (i) the Common Stock and the Warrant, and (ii) securities convertible into or exercisable or exchangeable for Common Stock and/or the Warrant. “Competitor” means those persons specified by the Company in writing to the Original Holder on or prior to the Issuance Date (which shall be amended, modified or supplemented from time to time by the Company by written notice to the Holder, subject in all cases to the reasonable good faith discretion of the Board). “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder. “Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another Person (in which the Company is not the surviving entity); (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions; (iii) any tender offer or exchange offer with respect to at least a majority of the outstanding Common Stock (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property. “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on the New York Stock Exchange, the OTC Markets Group Inc or any national securities exchange, (A) the closing sale price for such day reported by The OTC Markets Group Inc or any comparable system if such security is traded over-the-counter and quoted in The OTC Markets Group Inc or any comparable system, or (B) if such security is so traded, but not so quoted, the average of the closing reported bid and ask prices of such security as reported by The OTC Markets Group Inc or any comparable system. If such security is not listed and traded in a manner that (i) the quotations referred to above are available for the period required hereunder, the Market Price of such security shall be deemed to be the fair value per share of such security as determined in good faith by the Board, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount or control premium shall be taken into account and no consideration shall be given to any restrictions on transfer or marketability or the existence or absence of, or any limitations on voting rights and (ii) references herein to “trading day” shall be deemed to refer to

3 “day.” If the Holder does not accept the Board’s calculation of fair value per share and the Holder and the Company are unable to agree on fair value per share within fifteen (15) days following written notice to the Holder thereof (or such other time period as may be necessary in connection with a Fundamental Transaction or other transaction), the Appraisal Procedure shall be used to determine the fair value per share. “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity. 2. Expiration Date. This Warrant shall expire and shall no longer be exercisable upon the date that is the tenth (10th) anniversary of the Issuance Date (the “Expiration Date”). 3. Exercise Price. The initial exercise price of this Warrant shall be $21.03468 per share (the “Initial Exercise Price”, and as it may be adjusted as set forth in Section 6 below, the “Exercise Price”)). 4. Exercise. Subject to the Exercise Limitations, the Holder is entitled to exercise this Warrant in whole or in part at any time or from time to time; provided that the Holder may not exercise this Warrant (or any portion of this Warrant) following the Expiration Date. This Warrant may be exercised by the Holder by the delivery of written notice of exercise to the Company in accordance with Section 13 below. Such notice of exercise shall state the number of Shares for which the Holder desires to exercise this Warrant (the “Exercised Share Number”) and shall be in the form of Annex A hereto or such other form as the Company may from time to time prescribe by notice to the Holder. Payment for Shares acquired upon the exercise of this Warrant (or any portion of this Warrant) shall be made at the time of exercise and shall be made in one of the following manners: (a) by payment to the Company in cash or by certified check or bank check or by wire transfer of immediately available funds the amount obtained by multiplying the Exercised Share Number by the Exercise Price (the “Aggregate Exercise Price”), or (b) by having the Company withhold Shares issuable upon exercise of this Warrant equal in value to the Aggregate Exercise Price based on the Market Price of the Common Stock on the trading day immediately prior to the date on which this Warrant and the notice of exercise is delivered to the Company. provided, however, this Warrant shall not be exercised if such exercise would (i) cause or would reasonably be expected to cause the “voting percentage” (as that concept is calculated and interpreted pursuant to 12 C.F.R. 225.2(u) or in any successor regulation or published interpretation of the Federal Reserve then in effect for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”)) of the Holder (together with its Affiliates) to exceed 9.9% of the Company or (ii) pose substantial risk that the Holder or any of its Affiliates would be required to become a “bank holding company” under the BHC Act (the “Exercise Limitations”). For purposes of this Section 4, the term “Affiliate” shall have the meaning under the BHC Act and the Federal Reserve’s Regulation Y. 5. Delivery of Shares and Certificates. Within a reasonable time after the exercise of this Warrant and the issuance of Shares in connection therewith, the Company shall cause the Shares to be issued in book entry form, or, upon written notice from the Holder, cause to be delivered to the Holder a certificate representing such Shares, in the name of the Holder or in such other name or names as the Holder may designate. The Company agrees that the Shares so issued will be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant and payment of the Exercise

4 Price are delivered to the Company, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing the Shares may not be actually delivered on such date. If this Warrant shall be exercised with respect to the purchase of less than all of the Shares subject to this Warrant, the Company shall cause to be delivered to the Holder, together with the issuance of Shares, a new warrant in substantially identical form reflecting the Shares that remain subject to exercise by the Holder. The Company will use all commercially reasonable efforts (which shall include the payment of customary listing fees and expenses) to (i) procure, at its sole expense, the listing of the Shares upon exercise of this Warrant, subject to issuance or notice of issuance, on all stock exchanges on which the Common Stock is then listed or traded and (ii) maintain the listing of such Shares after issuance. The Company will ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. Before taking any action which would cause an adjustment pursuant to Section 6 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted. 6. Certain Adjustments. The Exercise Price and number of Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 6. (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section 6(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution (if such dividend or distribution is actually made), and any adjustment pursuant to clause (ii) or (iii) of this Section 6(a) shall become effective immediately after the effective date of such subdivision or combination. (b) Fundamental Transactions. If, at any time while this Warrant is outstanding a Fundamental Transaction is consummated, then this Warrant shall be deemed to be exercised and the Holder shall receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of the number of Shares then issuable upon exercise in full of this Warrant. (c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 6, the number of Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment. (d) Calculations. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The

5 number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock. (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 6, the Company, at its expense, will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent. (f) Notice of Corporate Events. If (i) the Company enters into any agreement contemplating or soliciting shareholder approval for any Fundamental Transaction or (ii) the Board authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but solely to the extent there is any shareholder vote contemplated in connection therewith and only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least fifteen (15) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. (g) Adjustment Rules. Any adjustments pursuant to this Section 6 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock. If more than one subsection of this Section 6 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 6 so as to result in duplication. Further, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in the Holder or any of its Affiliates being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization. Any adjustment (or portion thereof) prohibited pursuant to the preceding sentence shall be postponed and implemented on the first date on which such implementation would not result in the condition described in the preceding sentence. 7. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery such number of Shares (taking into account the adjustments and restrictions of Section 6) as shall be required for issuance or delivery to the Holder following the exercise hereof. The Company covenants that all Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Holder or taxes in respect of any transfer occurring contemporaneously therewith).

6 8. Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, until the Holder shall have exercised this Warrant (or any portion of this Warrant) and such Shares shall have been issued by the Company and noted in the stock transfer books and records of the Company. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant. The rights of the Holder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein. Nothing contained in this Warrant shall give rise to any liability of the Holder, whether such liability is asserted by the Company or its creditors. 9. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Holder upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company. 10. Assignment. (a) Subject to compliance with applicable law, without obtaining the consent of the Company to transfer or assign this Warrant, this Warrant and all rights hereunder are transferrable and assignable upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, as promptly as reasonably practicable, of the same tenor and date as this Warrant but registered in the name of the transferee or assignee; provided the prior written consent of the Company shall be required in connection with a transfer or assignment of this Warrant that is not effected pursuant to an effective registration statement if, and only if, such transfer or assignment is to a Competitor or a prospective transferee that would result in adverse legal or regulatory consequences for the Company or any of its Subsidiaries; provided the Company shall be required to promptly respond to any request for consent of such proposed transfer and shall provide the Holder with sufficient detail and any other information reasonably requested by the Holder in the event the Company does not approve any such transfer or assignment. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of any new warrants shall be paid by the Company. (b) An assignment of the Warrant shall be in writing in a form acceptable to the Board, shall be signed by or on behalf of the assignor and shall be accompanied by satisfactory evidence of the authority of any person signing on behalf of the assignor. (c) The provisions of this Warrant shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns. The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Holder. In the event of assignment of this Warrant by the Company, references herein to “the Company” shall mean such assignee of the Company. 11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day. 12. Amendments; Counterparts; Waivers. This Warrant may be amended only in writing signed by the Company and the Holder. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Failure of any party to exercise any right or remedy under this Warrant, or delay by a party in exercising such right to

7 remedy, shall not operate as a waiver thereof. The observance of any term of this Warrant may be waived only in a writing signed by the party against whom the waiver is to be effective. 13. Notices. Any notice which the Company or the Holder may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, to NewtekOne, Inc., 4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431, Attn.: Chief Executive Officer, or to such other office or person as the Company may from time to time direct; and if to the Holder, at Radnor Corporate Center, Building Four, Suite 210, 100 Matsonford Road, Radnor, PA 19087, Attn: Thomas Cestare, or to such other address as the Holder may designate in writing from time to time by notice to the Company in accordance with the provisions of this Section 13. Notices shall be effective (a) upon receipt if sent by mail or delivered personally and (b) the trading day following the date of mailing, if sent by overnight courier with next day delivery specified. 14. Governing Law/Proceedings. The construction, validity, interpretation, performance and enforcement of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Holder agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against the Company or the Holder or any of their respective Affiliates, employees or agents) shall be commenced exclusively in the state or federal courts located in the borough of Manhattan, New York. Each of the Company and the Holder hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the borough of Manhattan, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any state or federal courts located in the borough of Manhattan, New York, or that such Proceeding has been commenced in an improper or inconvenient forum. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. In any litigation, arbitration or court proceeding between the Company and the Holder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

8 15. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant to purchase Shares, in substantially the form of this Warrant (a “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant. 16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the Market Price of the Shares on the date of exercise. 17. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose, in the name of the Holder hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof and for all other purposes, absent actual notice to the contrary. 18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Holder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation. 19. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that (a) it has the corporate power and authority to execute this Warrant and consummate the transactions contemplated by this Warrant, (b) there are no statutory or contractual shareholder preemptive rights or rights of refusal with respect to the issuance of this Warrant and (c) the execution and delivery by the Company of this Warrant and the issuance of Common Stock upon exercise of this Warrant do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company Securities or assets pursuant to, (iv) result in a violation of or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Company’s articles of incorporation or bylaws or any law in effect as of the date hereof to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject as of the date hereof, except for any such authorization, consent, approval or exemption that has been obtained. 20. Rule 144 Information. For so long as the Company is subject to the reporting obligations of the Securities Act and the Exchange Act, the Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and it will use reasonable best efforts to take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of the Holder, the Company will deliver to the Holder a written statement that it has complied with such requirements.

9 21. Entire Agreement. This Warrant and the exhibits and attachments hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto. 22. Miscellaneous. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

10 IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first set forth above. NEWTEKONE, INC. By: /s/ Barry Sloane Name: Barry Sloane Title: Chief Executive Officer and President

11 ANNEX A FORM OF ELECTION TO PURCHASE To NewtekOne, Inc. The undersigned is the Holder of Warrant No. ________ (the “Warrant”) issued by NewtekOne, Inc., a Maryland corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant. 1. The Warrant is currently exercisable to purchase a total of ________ Shares. 2. The Exercised Share Number is equal to ______. 3. The Original Exercise Price is equal to $___.__ per Share. 4. The Exercise Price is equal to $___.__ per Share. 5.  A. The Holder shall pay the sum of $_______.__ to the Company in accordance with Section 4(a)(i) of the Warrant, which amount is equal to the Aggregate Exercise Price (the Exercised Share Number multiplied by the Exercise Price). OR (Holder to choose one)  B. The Company shall withhold a number of Shares issuable upon exercise of this Warrant in accordance with Section 4(a)(ii) of the Warrant equal in value to the Aggregate Exercise Price (the Exercised Share Number multiplied by the Exercise Price) based on the Market Price of the Common Stock on the trading day immediately prior to the date on which this notice of exercise is delivered to the Company. The undersigned requests that certificates for the Shares issuable upon this exercise be issued in the name of _______________________________. Date: _______________________________ Name of Holder: _______________________________ Address of Holder: _______________________________ _______________________________ Social Security or Tax Identification Number of Holder: _______________________________ SIGNATURE OF HOLDER: __________________________________ Name: Title: